Exhibit 10.43

[ULTRATECH LETTERHEAD]

[DATE]

Dear [EMPLOYEE]:

As you know, as a senior employee of Ultratech Stepper, Inc. (the “Company”), you have been asked to assist the Company in the preparation and review of its disclosure documents filed with the Securities and Exchange Commission, in particular the Company’s periodic reports on Form 10-Q and Form 10-K.  In connection with such preparation and review, the Company has asked you to certify that, among other things, you have reviewed the report and that within your areas of expertise and duties at the Company, the report is not misleading and does not contain any untrue statement of a material fact (the “Certification,” a form of which has been provided to you).

The Company agrees that it will indemnify you and hold you harmless to the fullest extent permitted by law if you should become a party to or a witness or other participant in, or are threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that you believe might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other by reason of or arising from any Certification made by you to the Company, except in the case of fraud or intentional or knowing misstatement, omission or misconduct by you, including, without limitation, for any and all losses, claims, damages, expenses (including attorneys’ fees), fines, penalties and liabilities incurred in connection with, and any amount paid in settlement of, any such action, suit, proceeding or alternative dispute resolution mechanism.  The Company shall advance all expenses actually incurred by you no later than five (5) days after receipt of written request therefor.  Notwithstanding the foregoing, the obligations of the Company hereunder shall be subject to the condition that the Company’s outside legal counsel shall not have determined that such indemnification is not permitted under applicable law.  In addition, the Company’s indemnification obligation hereunder shall be subject to the further condition that any advance payment of any expenses by the Company shall be subject to the condition that, if, when and to the extent the Company’s outside legal counsel determines that under applicable law you would not be permitted to be indemnified hereunder, the Company shall be entitled to be reimbursed by you (and you hereby agree to so reimburse the Company) for all such amounts theretofore paid.  This indemnification shall not apply to any action, suit, proceeding or alternative dispute resolution mechanism between you and the Company.

Please indicate your acceptance of the terms and conditions contained herein by signing below.

Sincerely,	ACKNOWLEDGED AND AGREED:

Bruce Wright, Chief Financial Officer